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                                                                   Exhibit 10.16

                            REVOLVING PROMISSORY NOTE

Omaha, Nebraska                                                    $3,500,000.00
Note Date: December 16, 2005                    Maturity Date: December 15, 2006

     On or before December 15, 2006, RED TRAIL ENERGY, LLC ("BORROWER"), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA ("BANK") at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Three Million Five Hundred Thousand and no/100 ($3,500,000.00) Dollars or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding, under this Note and the loan agreement executed by the BANK and BORROWER dated as of December 16, 2005, as it may, from time to time, be amended. Interest on the principal balance from time to time outstanding will be payable at a rate equal to the LIBOR RATE plus three hundred forty (340) basis points from time to time until maturity, and six hundred (600) basis points in excess of said aggregate interest rate from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest on the REVOLVING LOAN shall be payable quarterly. Provided, however, the LOAN AGREEMENT contains provisions for reduction of the interest rate under certain circumstances.

     This note is executed pursuant to a Construction Loan Agreement dated as of December 16, 2005, between BANK and BORROWER (the "LOAN AGREEMENT"). The LOAN AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER's performance. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the LOAN AGREEMENT.

     As provided in the LOAN AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the LOAN AGREEMENT and are provided by law. All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

     Executed as of the Note Date set forth above.

                                        RED TRAIL ENERGY, LLC, a North Dakota
                                        limited liability company


                                        By: /s/ Ambrose R. Hoff
                                            ------------------------------------
                                        Name: Ambrose R. Hoff
                                        Title: President

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                                        And


                                        By: /s/ William N. DuToit
                                            ------------------------------------
                                        Name: William N. DuToit
                                        Title: Treasurer


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